Exhibit 5.2

To:

November 10, 2006

Companhia Vale do Rio Doce

Vale Overseas Limited

Dear Sirs:

Ref:	Registration Statement on Form F-3 under the Securities Act of 1933, as amended, of Companhia Vale do Rio Doce and Vale Overseas Limited.

We have acted as Cayman Islands special counsel to Vale Overseas Limited (the “Company”), an exempted company incorporated with limited liability under the laws of the Cayman Islands, in connection with the preparation and filing by the Company and Companhia Vale do Rio Doce (“CVRD”), a corporation organized under the laws of the Federative Republic of Brazil, and the Company under the Securities Act of 1933, as amended (the “Securities Act”) of a Registration Statement on Form F-3 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) with respect to the (i) unsecured debt securities of CVRD (the “CVRD Debt Securities”) and (ii) debt securities of the Company (the “Company Debt Securities”) guaranteed by CVRD (the “Guarantees”). The Company Debt Securities and the CVRD Debt Securities are to be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act

In rendering this opinion, we have reviewed:

1.	the Registration Statement;

2.	the amended and restated indenture to be entered into between the Company, as issuer, CVRD, as guarantor, and The Bank of New York, as trustee (the “Indenture”), pursuant to which Company Debt Securities may be issued; and

3.	the Memorandum and Articles of Association of the Company in effect on the date hereof;

and we have made such inquiries and examined originals (or copies certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments and made such examination of the law as we have deemed necessary or appropriate to enable us to render this opinion. In such examinations, we have assumed the genuineness of all signatures, the legal capacity at all relevant times of any natural persons signing any documents, the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as certified or true copies or as reproductions (including documents received by facsimile) and the truthfulness of all certificates of public officials and corporate officers. For the purposes of this opinion the Indenture, any supplemental indenture, any Company Debt Security and any other documents pursuant to which Company Debt Securities are constituted, offered or secured are collectively referred to as “Transaction Documents”.

In connection with this opinion, we have relied upon the following assumptions, which we have not independently verified:

1.	At the time of any offering of Company Debt Securities, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a prospectus supplement will have been prepared and filed with the SEC describing the Company Debt Securities offered thereby; (iii) the Company Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; and (iv) a definitive underwriting or similar agreement with respect to any Company Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

2.	There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by the execution or delivery of the Transaction Documents and that, in so far as any obligation expressed to be incurred under the Transaction Documents is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

3.	The Transaction Documents are within the capacity and powers of, and have been or will be duly authorized, executed and delivered by, each of the parties thereto (other than the Company).

4.	The choice of the laws of the jurisdiction selected to govern each of the Transaction Documents has been made in good faith and will be regarded as a valid and binding selection that will be upheld in the courts of that jurisdiction and all jurisdictions other than the Cayman Islands.

5.	All authorizations, approvals, consents, licenses and exemptions required by and all filings and other requirements of each of the parties to the Transaction Documents outside the Cayman Islands to ensure the legality and validity of the Transaction Documents have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied.

6.	All conditions precedent contained in the Transaction Documents have been or will be satisfied or waived.

7.	The copies of the Articles of Association, provided to us by the registered office of the Company are true, correct and current copies of the originals of the same.

8.	None of the parties to the Transaction Documents is a person, political faction or body resident in or constituted under the laws of any country which is currently the subject of United Nations sanctions (“Sanctions”) extended to the Cayman Islands by the Order of Her Majesty in Council.

9.	That the terms of the Transaction Documents (other than the Indenture) will not breach any provision of Cayman Islands law or any public policy of the Cayman Islands.

We are qualified to practice law solely in the Cayman Islands and express no opinion as to any laws or matters governed by any laws other than the laws of the Cayman Islands.

The opinions expressed herein are subject to the following qualifications:

1.	If any provision of the Transaction Documents is held to be illegal, invalid or unenforceable, severance of such provision from the remaining provisions will be subject to the discretion of the Cayman Islands courts.

2.	The effectiveness of terms of the Transaction Documents excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty are limited by law.

3.	We express no opinion on the effectiveness of any term of the Transaction Documents purporting to restrict the ability of all the parties thereto to amend the terms of such Transaction Document.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Company has been duly incorporated and is a validly existing exempted company with limited liability under the laws of the Cayman Islands.

2.	With respect to Company Debt Securities to be issued under the Indenture, when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the board of directors of the Company (the “Company Board”) has taken all necessary corporate action to approve the issuance and terms of such Company Debt Securities, the Transaction Documents, the terms of the offering thereof and related matters; and (iii) the Transaction Documents and such Company Debt Securities have been duly executed, authenticated, issued and delivered in accordance with their respective provisions and the provisions of the Indenture and in accordance with the applicable definitive underwriting or similar agreement approved by the Company Board upon payment of the consideration therefor provided for therein, such Company Debt Securities will be duly authorized and validly issued.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading “Validity of the Debt Securities” as counsel for the Company who have passed on the validity of the Company Debt Securities being registered by the Registration Statement and to the reference to us under the heading “Difficulties of Enforcing Civil Liabilities Against Non-U.S. Persons – Cayman Islands”, and to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion letter is furnished solely for your benefit in connection with the aforementioned Registration Statement.

Yours faithfully

/s/ Walkers

WALKERS